Exhibit 99.1

SABRA HEALTH CARE REIT, INC. ANNOUNCES 2013 GUIDANCE; INCREASES QUARTERLY DIVIDEND
IRVINE, CA, January 7, 2013 - Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ: SBRA) announced its outlook for the year ending December 31, 2013, and Sabra's board of directors declared a quarterly cash dividend of $0.34 per share of common stock.
2013 Outlook
The Company expects FFO to range between $1.85 and $1.89 per diluted common share, AFFO to range between $1.74 and $1.78 per diluted common share and net income to range between $1.03 and $1.07 per diluted common share.
The table below sets forth Sabra’s 2013 full year guidance:

	Low	High
Net income from continuing operations	$1.03	$1.07

Add:
Depreciation and amortization	0.82	0.82

FFO	$1.85	$1.89

Acquisition pursuit costs	0.04	0.04
Stock-based compensation expense	0.11	0.11
Straight-line rental income adjustments	(0.32)	(0.32)
Amortization of deferred financing costs	0.08	0.08
Amortization of debt premium	(0.02)	(0.02)

AFFO	$1.74	$1.78

The Company's guidance excludes the impact of investments that may be made during 2013. The Company does, however, expect to make investments of between $150.0 million and $200.0 million during 2013, with a significant portion closing in the latter part of the year and with a continued focus on senior housing and memory care facilities. Investments in 2013 are expected to be funded with existing cash, borrowings available under the secured revolving credit facility or the proceeds from additional issuances of common stock (through an At-the-Market common equity offering program or through other equity issuances), debt or other securities.
Commenting on the Company's 2013 outlook, Rick Matros, CEO and Chairman, said, “Our guidance excludes the impact of investments we expect to make in 2013 given the uncertainty of the timing of closing such investments. Our guidance assumes that we will issue, subject to market conditions and other factors, $75-$100 million of equity securities from time to time in 2013. We would expect to utilize the proceeds from these equity issuances to fund investments and replenish our borrowing capacity under the revolving credit facility as necessary.” The Company's guidance assumes that the outstanding balance on its secured revolving credit facility of $92.5 million as of December 31, 2012 will be repaid during 2013 using the proceeds from an At-the-Market common equity offering program.
Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

Dividend Declaration
On January 7, 2013, our board of directors declared a quarterly cash dividend of $0.34 per share of common stock, which represents a 3% increase over our previous dividend payment of $0.33 per share. The dividend will be paid on February 28, 2013 to stockholders of record as of the close of business on February 15, 2013.

ABOUT SABRA
Sabra Health Care REIT, Inc. (Nasdaq: SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of January 7, 2013, Sabra's investment portfolio included 120 properties leased to operators/tenants under triple-net lease agreements (consisting of (i) 97 skilled nursing/post-acute facilities, (ii) 22 senior housing facilities, and (iii) one acute care hospital) and two mortgage loan investments. As of January 7, 2013, Sabra's properties were located in 27 states and included 12,552 licensed beds/units.

FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These statements may be identified, without limitation, by the use of "expects," "believes," "intends," "should" or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our outlook for the full year 2013 and the assumptions made therein, including expectations concerning the issuance of equity securities in 2013. Forward-looking statements in this release also include our expectations for the amount and timing of investments during 2013.
These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors-many of which are out of the Company's control and difficult to forecast-that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: our dependence on Genesis HealthCare LLC, the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; conditions in the capital markets and our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Adjusted FFO (“AFFO”), FFO per diluted share, and AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that FFO as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company's liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company's real estate assets nor do they purport to be indicative of cash available to fund the Company's future cash requirements. Further, the Company's computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

Contact:
Investor & Media Inquiries: (949) 679-0410

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